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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in Note 2(q) to the consolidated financial statements, the Company adopted Emerging Issues Task Force Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings Per Share.


/s/ KPMG LLP
St. Louis, Missouri
September 20, 2004